Exhibit 10.1

RESTRICTED STOCK UNIT AGREEMENT

THIS AGREEMENT, entered into effective as of the Grant Date (as defined in paragraph 1), is made by and between the Participant (as defined in paragraph 1) and Hasbro, Inc. (the “Company”).

WITNESSETH THAT:

WHEREAS, the Company maintains the Restated 2003 Stock Incentive Performance Plan, as amended (the “Plan”), a copy of which is annexed hereto as Exhibit A and the provisions of which are incorporated herein as if set forth in full, and the Participant has been selected by the Compensation Committee of the Board of Directors of the Company (the “Committee”), which administers the Plan, to receive an award of restricted stock units under the Plan;

NOW, THEREFORE, IT IS AGREED, by and between the Company and the Participant, as follows:

1.

Terms of Award.  The following terms used in this Agreement shall have the meanings set forth in this paragraph 1:

A.

The “Participant” is [ ________________].

B.

The “Grant Date” is [________________].

C.

 The “Vesting Period” is the period beginning on the Grant Date and ending on [________________], such that the Participant shall become vested in the Stock Units and the Stock Unit Account as of [________________], subject to the terms of this Agreement.

D.

The number of restricted stock units (“Stock Units”) awarded under this Agreement shall be [_____________ (________)] Stock Units.  Stock Units are notional shares of the Company’s common stock, par value $.50 per share (“Common Stock”) granted under this Agreement and subject to the terms of this Agreement and the Plan.

E.

For record-keeping purposes only, the Company shall maintain an account with respect to this restricted stock unit award (a “Stock Unit Account”) for the Participant where Stock Units related to this award shall be accumulated and accounted for by the Company.  Without limiting the provisions of Section 8(b) of the Plan, in the event the Company pays a stock dividend or reclassifies or divides or combines its outstanding Common Stock then an appropriate adjustment shall be made in the number of Stock Units held in the Stock Unit Account.  The Stock Unit Account will reflect notional fractional shares of Common Stock to the nearest hundredth of a share on a one Stock Unit for one share of Common Stock basis.

Other terms used in this Agreement are defined pursuant to paragraph 7 or elsewhere in this Agreement.

2.

Award.  The Participant is hereby granted the number of Stock Units set forth in paragraph 1.

3.

No Dividends and No Voting Rights.  The Participant shall not be entitled to any dividends other than stock dividends or voting rights with respect to the Stock Units or the Stock Unit Account.

4.

Vesting and Forfeiture of Units.  Subject to earlier vesting (either in whole or in part as applicable) only in the situations and under the terms which are explicitly provided for in the following paragraphs, at the end of the Vesting Period the Participant shall become vested in the Stock Units and the portion of the Stock Unit Account subject to this Agreement provided that the Participant has remained employed and remains employed with the Company through and including the last day of the Vesting Period.

A. The Participant shall become vested in the full number of Stock Units subject to this Agreement and the Stock Unit Account as of the date of a Change in Control (as defined below), if the Change in Control occurs prior to the end of the Vesting Period.  Effective upon such a Change in Control, the Participant will become entitled to the full number of Stock Units subject to this Agreement, as of the date of such Change in Control, in accordance with the terms of paragraph 5 of this Agreement.

B.  The Participant shall become vested in a pro-rata portion of the Stock Units and the Stock Unit Account subject to this Agreement as of the Participant’s Date of Termination prior to the end of the Vesting Period, but only if the Participant’s Date of Termination occurs by reason of either (i) the Participant’s retirement at his or her Normal Retirement Date (as defined below), or (ii) for a Participant who has at least one year of Credited Service (as defined below), the Participant’s death or Participant’s suffering a Permanent Physical or Mental Disability (as defined below).  In the case of a Termination of Employment covered by this paragraph 4.B., the Participant will become entitled, as of the date of the Termination of Employment, to a portion of the Stock Units and the Stock Unit Account subject to this Agreement, which portion is computed by multiplying the full number of Stock Units subject to this Agreement by a fraction, the numerator of which is the number of days in the Vesting Period which have already elapsed as of the day of the Participant’s Termination of Employment, inclusive of the actual day on which there is a Termination of Employment, and the denominator of which is the total number of days in the Vesting Period.  The Participant will forfeit that portion of the Stock Unit Account which has not vested in accordance with the foregoing provision.

C.  If the Participant’s Date of Termination occurs prior to the end of the Vesting Period for any reason other than the reasons set forth in the preceding Section 4.B., then the award of Stock Units pursuant to this Agreement shall be forfeited and terminate effective as of such Date of Termination, and the Participant shall not be entitled to any stock pursuant to this award or any other benefits of this award.

D.  The Stock Units and the Stock Unit Account may not be sold, assigned, transferred, pledged or otherwise encumbered, except to the extent otherwise provided by either the terms of the Plan or by the Committee.

5.

Settlement in Shares of Common Stock.  Provided that the Participant’s interest in the Stock Units and the Stock Unit Account has vested, in whole or in part, in accordance with the provisions of Section 4 above, the Participant’s Stock Unit Account, or applicable portion thereof, shall be converted into actual shares of Common Stock upon the date of such vesting.  Such conversion: (i) will occur on the date of the Change in Control, in the case that Section 4.A. is applicable, (ii) will occur upon the Date of Termination, in the case that Section 4.B. is applicable, or (iii) on [________________], in the case that the Participant has remained employed through the end of the Vesting Period.  The conversion will occur on the basis of one share of Common Stock for every one Stock Unit which vests.  Such shares of Common Stock shall be registered in the name of the Participant effective as of the date of conversion and a stock certificate representing such actual shares of Common Stock, or electronic delivery of such shares of Common Stock, as specified in an election by the Participant, shall be delivered to the Participant within a reasonable time thereafter.  To the extent that there are notional fractional shares of Common Stock in a Stock Unit Account which have vested upon settlement, such notional fractional shares shall be rounded to the nearest whole share in determining the number of shares of Common Stock to be received upon conversion.

6.

Income Taxes.  The Participant shall pay to the Company promptly upon request, and in any event at the time the Participant recognizes taxable income in respect of the shares of Common Stock received by the Participant upon the conversion of all or a portion of the Participant’s Stock Unit Account, an amount equal to the taxes the Company determines it is required to withhold under applicable tax laws with respect to such shares of Common Stock.  Such payment shall be made in the form of cash, the delivery of shares of Common Stock already owned or by withholding such number of actual shares otherwise deliverable pursuant to this Agreement as is equal to the withholding tax due, or in a combination of such methods.  In the event that the Participant does not make a timely election with respect to payment of withholding taxes, the Company shall withhold shares from the settlement of the Award.

7.

Definitions.  For purposes of this Agreement, the terms used in this Agreement shall be subject to the following:

A.

Change in Control.  The term “Change in Control” shall have the meaning ascribed to it in the Plan.

B.

Credited Service.  A year of “Credited Service” shall mean a calendar year in which the Participant is paid for at least 1,000 hours of service (as defined in the frozen Hasbro Pension Plan) as an employee of the Company or of a Subsidiary of the Company. A Participant does not need to be, or have been, a participant in the Hasbro Pension Plan.

C.

Date of Termination.  The Participant’s “Date of Termination” shall be the first day occurring on or after the Grant Date on which the Participant is not employed (a “Termination of Employment”) by the Company or any entity directly or indirectly controlled by the Company (a “Subsidiary”), regardless of the reason for the termination of employment; provided that a termination of employment shall not be deemed to occur by reason of a transfer of the Participant between the Company and a Subsidiary or between two Subsidiaries; and further provided that the Participant’s employment shall not be considered terminated while the Participant is on a leave of absence from the Company or a Subsidiary approved by the Participant’s employer.  If, as a result of a sale or other transaction, the Participant’s employer ceases to be a Subsidiary (and the Participant’s employer is or becomes an entity that is separate from the Company), the occurrence of such transaction shall be treated as the Participant’s Date of Termination caused by the Participant being discharged by the employer.

D.

Normal Retirement Date.  The term “Normal Retirement Date” shall mean the day on which a Participant who has attained age sixty-five (65), with five (5) years of Credited Service, retires.  A Participant is eligible for normal retirement on the first day of the calendar month coincident with or immediately following the Participant’s attainment of age sixty-five (65) and completion of five (5) years of Credited Service, and “normal retirement” shall mean the retirement by an eligible Participant at the Normal Retirement Date.

E.

Permanent Physical or Mental Disability.  The term “Permanent Physical or Mental Disability” shall mean the Participant’s inability to perform his or her job or any position which the Participant can perform with his or her background and training by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long, continued and indefinite duration.

F.

Plan Definitions.  Except where the context clearly implies or indicates the contrary, a word, term, or phrase used in the Plan is similarly used in this Agreement.

8.

Heirs and Successors.  This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, including upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company’s assets and business, and the Participant and the successors and permitted assigns of the Participant, including but not limited to, the estate of the Participant and the executor, administrator or trustee of such estate, and the guardian or legal representative of the Participant.

9.

Administration.  The authority to manage and control the operation and administration of this Agreement shall be vested in the Committee, and the Committee shall have all powers with respect to this Agreement as it has with respect to the Plan.  Any interpretation of the Agreement by the Committee and any decision made by it with respect to the Agreement is final and binding.

10.

Plan Governs.  Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to the terms of the Plan.

11.

No Employment Contract.  The Participant acknowledges that this Agreement does not constitute a contract for employment for any period of time and does not modify the at will nature of the Participant’s employment with the Company, pursuant to which both the Company and the Participant may terminate the employment relationship at any time, for any or no reason, with or without notice.

12.

Amendment.  This Agreement may be amended by written Agreement of the Participant and the Company, without the consent of any other person.

13.

Entire Agreement.  This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect of the award contained herein and therein and supersede all prior communications, representations and negotiations in respect thereof.

14.

Severability.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law and any court determining the unenforceability of any provisions shall have the power to reduce the scope or duration of such provision to render such provision enforceable.

IN WITNESS WHEREOF, the Participant has executed this Agreement, and the Company has caused these presents to be executed in its name and on its behalf, all effective as of the Grant Date.  By accepting the terms of the award represented by this Agreement through an electronic form offered by the Company, or the Company’s designee, the Participant hereby agrees to the terms of this Agreement with the same effect as if the Participant had signed this Agreement.

HASBRO, INC.

By:

Name:

Title:

Participant

_______________________